Exhibit 10.45

EMPLOYMENT AGREEMENT

This Employment Agreement is entered into as of the date of the last signature affixed hereto, by and between iSun Inc, a Delaware corporation ("the Company"), and Jeffrey Peck ("Employee").

In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.
Position of Employment. The Company will employ the Employee in the position of CEO having the duties and responsibilities set forth on Exhibit A attached hereto of the Company and, in that position, Employee will report to the Board of Directors of the Company. The Company retains the right to change Employee's title, duties, and reporting relationships as may be determined to be in the best interests of the Company; provided, however, that any such change in Employee's duties shall be consistent with Employee's training, experience, and qualifications.

The terms and conditions of the Employee's employment shall, to the extent not addressed or described in this Employment Agreement, be governed by the Company's Employee Handbook and existing practices. In the event of a conflict between this Employment Agreement and the Employee Handbook or existing practices, the terms of this Agreement shall govern.

2.
Term of Employment. Employee's employment with the Company shall begin on July 1, 2021, and shall continue for a period of 5 years, after which time continued employment shall be on an "at will" basis, unless:

a.	Employee's employment is terminated by either party in accordance with the terms of Section 5 of this Employment Agreement; or

b.
Such term of employment is extended or shortened by a subsequent agreement duly executed by each of the parties to this Employment Agreement, in which case such employment shall be subject to the terms and conditions contained in the subsequent written agreement.

3.	Compensation and Benefits.

a.	Base Salary. Employee shall be paid a base salary of $37,500 monthly, which is

$450,000 annually ("Base Salary"), subject to applicable federal, state, and local withholding, such Base Salary to be paid to Employee in the same manner and on the same payroll schedule in which all the Company employees receive payment. Any increases in Employee's Base Salary for years beyond the first year of Employee's employment shall be in the sole discretion of the Company’s Board of Directors, and nothing herein shall be deemed to require any such increase.

b.
Incentive and Deferred Compensation. Employee shall be eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, such participation to be in the same form, under the same terms, and to the same extent that such programs are made available to other such executives or officers. Nothing in this Employment Agreement shall be deemed to require the payment of bonuses, awards, or incentive compensation to Employee if such payment would not otherwise be required under the terms of the Company's incentive compensation programs, with the exception of terms of Section 3(c) below.

c.
Mergers and Acquisitions. The Company intends to accelerate its growth through potential mergers and acquisitions. As these activities place additional responsibilities on the Employee, incentive compensation not to exceed 3% of the transaction price will be awarded to the Employee in the form of unrestricted stock award.

d.
Employee Benefits. Employee shall be eligible to participate in all employee benefit plans, policies, programs, or perquisites in which other the Company executive or officers participate. The terms and conditions of Employee's participation in the Company's employee benefit plans, policies, programs, or perquisites shall be governed by the terms of each such plan, policy, or program.

4.
Duties and Performance. The Employee acknowledges and agrees that he is being offered a position of employment by the Company with the understanding that the Employee possesses a unique set of skills, abilities, and experiences which will benefit the Company, and he agrees that his continued employment with the Company, whether during the term of this Employment Agreement or thereafter, is contingent upon his successful performance of his duties in his position as noted above, or in such other position to which he may be assigned.

a.	General Duties.

1.
Employee shall render to the very best of Employee's ability, on behalf of the Company, services to and on behalf of the Company, and shall undertake diligently all duties assigned to him by the Company.

2.	Employee shall devote his full time, energy and skill to the performance of the services in which the Company is engaged, at such time and place as the Company may direct.

3.	Employee shall faithfully and industriously assume and perform with skill, care, diligence and attention all responsibilities and duties connected with his employment on behalf of the Company.

b.	Specific Duties. See job description attached to this Agreement as Exhibit A.

5.
Termination of Employment. Employee's employment with the Company may be terminated, prior to the expiration of the term of this Employment Agreement, in accordance with any of the following provisions:

a.
Termination by Employee. The Employee may terminate his employment at any time during the course of this Agreement by giving three (3) months’ notice in writing to the President of the Company. During the notice period, Employee must fulfill all his duties and responsibilities set forth above and use his best efforts to train and support his replacement, if any. Failure to comply with this requirement may result in Termination for Cause described below, but otherwise Employee's salary and benefits will remain unchanged during the notification period.

b.
Termination by the Company Without Cause. The Company may terminate Employee's employment at any time during the course of this Agreement by giving twelve (12) months’ notice in writing to the Employee. During the notice period, Employee must fulfill all of Employee's duties and responsibilities set forth above and use Employee's best efforts to train and support Employee's replacement, if any. Failure of Employee to comply with this requirement may result in Termination for Cause described below, but otherwise Employee's salary and benefits will remain unchanged during the notification period. The Company, may, in its sole discretion, give Employee severance pay in the amount of the remaining notice period in lieu of actual employment, and nothing herein shall require Company to maintain employee in active employment for the duration of the notice period.

c.
Termination by the Company For Cause. The Company may, at any time and without notice, terminate the Employee for "cause". Termination by the Company of the Employee for "cause" shall include but not be limited to termination based on any of the following grounds: (a) failure to perform the duties of the Employee's position in a satisfactory manner; (b) fraud, misappropriation, embezzlement or acts of similar dishonesty; (c) conviction of a felony involving moral turpitude; (d) illegal use of drugs or excessive use of alcohol in the workplace; (e) intentional and willful misconduct that may subject the Company to criminal or civil liability; (f) breach of the Employee's duty of loyalty, including the diversion or usurpation of corporate opportunities properly belonging to the Company; (g) willful disregard of Company policies and procedures; (h) breach of any of the material terms of this Agreement; and (i) insubordination or deliberate refusal to follow the instructions of the President of the Company.

d.
Termination By Death or Disability. The Employee's employment and rights to compensation under this Employment Agreement shall terminate if the Employee is unable to perform the duties of his position due to death or disability lasting more than 90 days, and the Employee's heirs, beneficiaries, successors, or assigns shall not be entitled to any of the compensation or benefits to which Employee is entitled under this Agreement, except: (a) to the extent specifically provided in this Employment Agreement (b) to the extent required by law; or (c) to the extent that such benefit plans or policies under which Employee is covered provide a benefit to the Employee's heirs, beneficiaries, successors, or assigns.

6.
Confidentiality. Employee agrees that at all times during Employee's employment and following the conclusion of Employee's employment, whether voluntary or involuntary, Employee will hold in strictest confidence and not disclose Confidential Information (as defined below) to anyone who is not also an employee of the Company or to any employee of the Company who does not also have access to such Confidential Information, without following Company procedures to protect Confidential Information of Company.

a.
"Confidential Information" shall mean any trade secrets or Company proprietary information, including but not limited to manufacturing techniques, processes, formulas, customer lists, inventions, experimental developments, research projects, operating methods, cost, pricing, financial data, business plans and proposals, data and information the Company receives in confidence from any other party, or any other secret or confidential matters of the Company. Additionally, Employee will not use any Confidential Information for Employee's own benefit or to the detriment of the Company during Employee's employment or thereafter. Employee also certifies that employment with the Company does not and will not breach any agreement or duty that Employee has to anyone concerning confidential information belonging to others.

b.	“Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing:
(1) Immunity—An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) Use of Trade Secret Information in Anti-Retaliation Lawsuit—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

7.
Noncompetition. Employee hereby agrees not to directly or indirectly compete with the business of the Company and its successors and assigns during the period of employment and for a period of two (2) years following termination of employment and notwithstanding the cause or reason for termination. Employee shall not own, manage, operate, consult or to be employed in a business substantially similar to, or competitive with, the present business of the Company or such other business activity in which the Company may substantially engage during the term of employment. The jurisdiction for Noncompetition includes the entire United States.

8.
Expenses. The Company shall pay or reimburse Employee for any expenses reasonably incurred by him in furtherance of his duties hereunder, including expenses for entertainment, travel, meals and hotel accommodations, upon submission by him of vouchers or receipts maintained and provided to the Company in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

9.	General Provisions.

Notices. All notices and other communications required or permitted by this Agreement to be delivered by the Company or Employee to the other party shall be delivered in writing to the address shown below, either personally, by facsimile transmission or by registered, certified or express mail, return receipt requested, postage prepaid, to the address for such party specified below or to such other address as the party may from time to time advise the other party, and shall be deemed given and received as of actual personal delivery, on the first business day after the date of delivery shown on any such facsimile transmission or upon the date or actual receipt shown on any return receipt if registered, certified or express mail is used, as the case may be.

The Company:
iSun, Inc.
400 Avenue D, Suite 10
Williston, VT 05495

Employee:
Jeffrey Peck
618 Brennan Woods Dr
Williston, VT 05495

10.
Amendments and Termination; Entire Agreement. This Agreement may not be amended or terminated except by a writing executed by all of the parties hereto. This Agreement constitutes the entire agreement of the Company and Employee relating to the subject matter hereof and supersedes all prior oral and written understandings and agreements relating to such subject matter.

11.
Successors and Assigns. The rights and obligations of the parties hereunder are not assignable to another person without prior written consent; provided, however, that the Company, without obtaining Employee's consent, may assign its rights and obligations hereunder to a wholly-owned subsidiary and provided further that any post-employment restrictions shall be assignable by the Company to any entity which purchases all or substantially all of the Company's assets.

12.
Severability; Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

13.
Arbitration; Except as provided in subsection 8(j)(iv) below, the parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination of this Agreement, and/or any other dispute arising from or relating to Employee's employment with Company, shall be finally settled by binding arbitration, unless otherwise required by law, administered by JAMS in accordance with the JAMS Employment Arbitration Rules as then in effect (the "Rules"). A current copy of the JAMS Employment Arbitration Rules can be obtained at https://www.jarnsadr.com/rules- employment-arbitration/. The arbitration proceedings will be held before a single, neutral arbitrator in the State of Vermont. The fees of the arbitrator and all other costs that are unique to the arbitration process shall be paid by the Company to the extent required by law; otherwise, each party shall be solely responsible for paying its own costs for the arbitration, including but not limited to attorneys' fees. However, if either party prevails on a claim which affords the prevailing party attorneys' fees pursuant to law, statute, or contract, the arbitrator may award reasonable attorneys' fees to the prevailing party.

14.	Waiver of Rights. No waiver by the Company or Employee of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

15.
Definitions; Headings; and Number. A term defined in any part of this Employment Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Employment Agreement. Where appropriate to the context of this Agreement, use of the singular shall be deemed also to refer to the plural, and use of the plural to the singular.

16.	Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same instrument.

17.
Governing Laws and Forum. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Vermont. The parties hereto further agree that any action brought to enforce any right or obligation under this Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Vermont The Company and the Employee consent to personal jurisdiction in the courts of the State of Vermont.

IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement as of the date written below.

Employee		The Company

Jeffrey Peck		iSun, Inc.

By:	/s/ Jeffrey Peck	By:	/s/ Stewart Martin

Name: Jeffrey Peck		Name: Stewart Martin

Title: CEO		Title: Independent Board Member

		By:	/s/ Andy Matthy

Name: Andy Matthy

Title: Independent Board Member

		By:	/s/ Claudia Meer

Name: Claudia Meer

Title: Independent Board Member

EXHIBIT A
Job Description

Chief Executive Officer shall have the duties and responsibilities customary for such a position in an organization of the size and nature of the Company.